SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 26, 2001

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

In March 2001, LCA-Vision Inc. (the "Registrant") announced that it was reviewing its finance and accounting operations, including its independent accounting function, and began a process of soliciting bids from several potential independent audit firms. The Registrant's decision to review its accounting function and to seek bids from alternative providers of audit services was recommended by the Registrant's audit committee and approved by its Board of Directors. On March 26, 2001, the Registrant's independent accountants for the year ended December 31, 2000 and prior years, PricewaterhouseCoopers LLC ("PWC"), informed the Registrant that it did not plan to submit a bid in response to the Registrant's solicitation. PWC will therefore not serve as the Registrant's independent auditors for the fiscal year ending December 31, 2001.

The reports of PWC as of and for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. At the February 14, 2001 Audit Committee Meeting, PWC informed the Audit Committee that, in their opinion, there had been a disagreement with management over the accounting for marketing co-op funds received from a vendor. Co-op marketing funds from one of the company's vendors were allocated back to items purchased from the vendor as a reduction of acquisition cost in the Registrant's December 31, 2000 audited financial statements to the satisfaction of PWC. Management acknowledges that it had discussions with PWC over the accounting for marketing co-op funds but in management's opinion, these discussions did not constitute a disagreement.

On March 30, 2001, the Registrant engaged the certified public accounting firm of Ernst & Young LLP to serve as its principal independent accounting firm to audit its financial statements for the year ended December 31, 2001. Prior to the engagement of Ernst & Young LLP, the Registrant did not consult with such firm on any accounting, auditing or financial reporting issue.

The Registrant has furnished PWC with a copy of this report and has requested it to furnish the Registrant with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of PWC's letter to the SEC, dated March 29, 2001 is filed as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this report:

16.1 Letter from PWC to the SEC regarding the change in the Registrant's certifying accountant dated March 29, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: March 30, 2001	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 16.1

[PwC Letterhead]

March 29, 2001

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by LCA-Vision Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 26, 2001. We agree with the statements concerning our Firm in such Form 8-K, except that, on the basis of our understanding of FRP 603.02c and .06, we do not agree with the registrant's assertion that there was no disagreement over the accounting for marketing co-op funds.

Very truly yours,

PricewaterhouseCoopers LLP